EXHIBIT 23.0

                         RECKSON ASSOCIATES REALTY CORP.
                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements Forms S-3 (No. 333-91915, No. 333-67129, No. 333-46883, No. 333-29003, No.
333-28015 and No. 333-46094) and in the related Prospectus and Forms S-8 (No. 333-87235, No. 333-66283, No. 333-66273, No. 333-45359, No. 333-04526 and No.
333-38814) pertaining to the Stock Option Plans, of Reckson Associates Realty Corp., of our report dated February 13, 2001, with respect to the consolidated financial statements and schedule of Reckson Associates Realty Corp., included in this Annual Report Form 10-K for the year ended December 31, 2000.




                                             Ernst & Young, LLP

New York, New York
March 14, 2001